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                                                                   EXHIBIT 10.9

                        INCENTIVE STOCK OPTION AGREEMENT
                                      UNDER
                                TALX CORPORATION
                             1994 STOCK OPTION PLAN


                  THIS AGREEMENT, made this      day of            , 200 , by
and between TALX Corporation, a Missouri corporation (hereinafter called the "Company"), and ___________________ (hereinafter called "Optionee");

                  WITNESSETH THAT:

                  WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the TALX Corporation 1994 Stock Option Plan (the "Plan") pursuant to which options covering an aggregate of 3,049,200 shares (after giving effect to all stock dividends and splits) of the Common Stock of the Company may be granted to officers and other key management employees of the Company and its subsidiaries; and

                  WHEREAS, Optionee is now an officer or other key management employee of the Company or a subsidiary of the Company; and

                  WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan, which option will qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                  1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

                  2. Grant and Terms of Option. Pursuant to action of the Committee, the Company hereby grants to Optionee the option to purchase all or any part of ___________ (__________) shares of the Common Stock of the Company, of the par value of $.01 per share ("Common Stock"), for a period of ten (10)
years from the date hereof, at the purchase price of $      per share; provided,
however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased during the first year of the term hereof; that at any time during the term of this option after the end of the first year of the term hereof, Optionee may purchase up to 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the second year of the term hereof, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the third year of the term hereof, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; that at any time during the terms of this option after the end of the fourth year of the term hereof, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; and that at any time during the term of this option after the end of the fifth year of the term

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hereof, Optionee may purchase an additional 20% of the total number of shares to which the option relates; so that upon expiration of the fifth year of the term hereof, and thereafter during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates.
In no event may this option or any part thereof be exercised after the expiration of ten (10) years from the date hereof. The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Paragraph 7 of the Plan. No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an incentive stock option, unless (i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such incentive stock option was granted.

                  3. Anti-Dilution Provisions. In the event that, during the term of this option, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-offs, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

                  4. Investment Purpose. Optionee represents that, in the event of the exercise by Optionee of the option hereby granted, or any part thereof, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by Optionee on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

                  5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by Optionee.



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                  6. Termination of Employment. In the event of the termination of employment of Optionee other than by death or disability, the option granted may be exercised at the times and to the extent provided in the Plan.

                  7. Death or Disability of Optionee. In the event of the death of Optionee during the term of this Agreement and while Optionee is employed by the Company (or a subsidiary) or within three (3) months after the termination of Optionee's employment (or one (1) year in the case of the termination of employment of an Optionee who is disabled as provided in the Plan), or in the event of the disability of Optionee during the term of this Agreement, this option may be exercised at the times and to the extent provided in the Plan.

                  8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option, it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

                  9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

                  10. Option Intended As An Incentive Stock Option. The option granted hereunder is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Chief Executive Officer pursuant to due authorization as of the date hereof.


                                                TALX CORPORATION



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